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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACNB Corporation
Gettysburg, Pennsylvania

        We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 12, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of ACNB Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

        We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania

January 21, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM